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                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of iVillage Inc. of our report dated February 4, 1999 relating to the consolidated financial statements of iVillage Inc. and Subsidiaries as of December 31, 1998 and 1997 and for the three years in the period ended December 31, 1998.


                                           /s/ PricewaterhouseCoopers LLP


New York, New York
September 9, 1999